                                                                   EXHIBIT 10.17

                               LICENSING AGREEMENT
                               -------------------
                                     Between
                         Andrea Electronics Corporation
                                       And
                              Analog Devices, Inc.

This Licensing Agreement is entered into this December 19, 2001, by and between Andrea Electronics Corporation, a New York corporation having its principal place of business at 45 Melville Park Road, Melville, New York 11747, together with its subsidiaries and affiliates ("Andrea"), and Analog Devices, Inc., a Massachusetts corporation having its principal place of business at One Technology Way, Norwood, MA 02062 ("ADI").

                                    RECITALS

      WHEREAS, Andrea, by itself and through its subsidiaries, has developed and is the owner of all right, title and interest in, to and under certain patented microphone enhancing software algorithms (together with enhancements and/or modifications providing error corrections and minor improvements in features and functionality, "the Algorithms") that can be used to enhance voice-driven natural language computer interfaces and telephony applications, among other things; and

      WHEREAS, ADI desires to offer one or more of the following Algorithms:
PureAudio(R); EchoStop(TM); and DSDA(R), (the "Licensed Algorithms") to ADI's Coder/Decoder ("CODEC") chip customers for use on personal computers ("PC's");

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Andrea and ADI (together the "Parties") hereby agree as follows:

1.    Grant of Licenses; Protection of Goodwill and Reputation; Patents,
      ------------------------------------------------------------------
Copyrights and Trademarks.
-------------------------

1.1 Andrea grants to ADI a worldwide, royalty-bearing license, including the right to sublicense to ADI CODEC chip customers, Andrea's PureAudio algorithm and updates for use on PC's, excluding handheld computing devices such as tablet PCs and PDAs. In addition, Andrea grants to ADI a worldwide, royalty-free license, including the right to sublicense to ADI CODEC chip customers and/or end users, to load Andrea's EchoStop and DSDA algorithms and updates for use on PC's, excluding handheld computing devices such as tablet PCs and PDAs, subject to said chip customers and/or end users entering into a terms of use agreement directly with Andrea to enable either or both Licensed Algorithms. Should ADI desire to use the Licensed Algorithms for purposes or devices other than those described above, the terms of such use shall be subject to one or more separate license agreements between ADI and Andrea. Updates shall include minor enhancements to performance, functionality and features. Except as the Parties may otherwise agree, ADI may not, modify, translate, disassemble, decompile, reverse engineer or create derivative works based on the Licensed Algorithms. The Licensed Algorithms are protected by United States and international copyright law and treaties, as well as other intellectual property law and treaties, and ADI is granted no title or ownership rights, in or to the Licensed Algorithms, in whole or in part, and ADI acknowledges that title to all copyrights, patents, know-how, trade secrets and/or any other intellectual property rights to and in the Licensed Algorithms and associated documentation are and shall remain the property of Andrea and its successors or assigns. As such, ADI warrants that it will not sell or sub-license the Licensed Algorithms except as provided herein.

1.2 Andrea will not market, license or sell the Licensed Algorithms to be bundled with integrated motherboard and riser card PC configurations during the term of this Agreement. Notwithstanding the preceding sentence, Andrea may market, sell or license the Licensed Algorithms for use in electronic equipment, including PC's, where the Licensed algorithms are not bundled with integrated motherboards or riser cards. Specifically, Andrea may market, sell or license the Licensed Algorithms for use with specific applications, and/or aftermarket audio input devices.

1.3 In consideration for the exclusive arrangement described in Section 1.2, ADI will represent to the marketplace, including PC original equipment and after market customers, that Andrea is ADI's "Preferred Partner". As its Preferred Partner, ADI, when engaging in marketing efforts, will highlight the benefits and advantages to the customer of selecting products equipped with Andrea hardware and/or software audio input technologies, and where ADI has been given the discretion to select the audio input provider, ADI will select Andrea under similar terms, conditions and circumstances.

1.4 It is expressly understood by each of the Parties that the goodwill and superior reputation enjoyed by the other is of ultimate importance to the other. Each of the Parties agrees to use its best efforts to protect the other and to avoid any action or inaction that may adversely affect the other's goodwill, reputation or image.

1.5 Each of the Parties will use its best efforts to protect the patents, copyrights, trademarks or other intellectual property of the other. At no time, either during the term of this Agreement or subsequent to its expiration or other termination, may either party utilize any of the other's names, logos, patents, copyrights or trademarks except as authorized elsewhere in this Agreement or as otherwise agreed to in writing between the Parties.

1.6 In order to facilitate the integration of the Licensed Software and updates thereto bundled with ADI's CODEC products, Andrea will provide reasonably necessary support at no charge to ADI.

2.    Royalty.
      -------

2.1 In consideration of the license granted under this Section 1.1, ADI shall pay to Andrea a royalty equal to [*******] U.S. dollars ($[*******]) per year. Payment for the initial Term of this Agreement shall be due and payable fifteen
(15) days after the execution of this Agreement. Payment for each subsequent Term, if applicable, shall be payable and due on a quarterly basis in equal installments of [*******] U.S. dollars ($[*******]) beginning on May 5, 2003, and continuing on the fifth day of each successive August, November, February and May for Term of this Agreement.

3.    Joint Promotion. During the term of this Agreement, ADI and Andrea shall
      ---------------
promote their relationship contemplated hereby and the complementarity of the Licensed Algorithms and ADI's products through, by way of example only, press releases, trade shows agreed upon by the Parties, and in relevant collateral material. All press releases, trade show material and collateral material prior to and in furtherance of such promotional efforts must be mutually agreed to by the Parties. In furtherance of ADI's promotion of Andrea, ADI will introduce Andrea to ADI's strategic partners and customers, including, but not limited to, [*******]. Furthermore, it is expressly understood that all ADI products incorporating the Licensed Algorithms will include Andrea's logo in a manner to be reasonably agreed upon by the Parties. It is also understood that Andrea's products that serve as companions to ADI products incorporating the Licensed Algorithms will include ADI's SoundMAX logo in a manner to be reasonably agreed upon by the Parties.

4.    Expenses.  Andrea and ADI will each bear its own costs and expenses
      --------
associated with the execution of, and performance of obligations under, this Agreement, unless otherwise provided for within this Agreement.

5.    Term and Termination.
      --------------------

5.1 The term of this Agreement shall commence on May 1, 2002 hereof and shall continue for a period of one (1) year and shall thereafter automatically renew for additional one year periods unless ADI expresses its desire not to renew in writing at least thirty (30) days prior to expiration of the initial or successive period, or unless Andrea expresses its desire not to renew in writing at least one (1) year prior to the expiration of any applicable successive period commencing on May 1, 2004 or thereafter.

5.2 If either party shall breach any term, condition or provision of this Agreement and (a) if the breaching party fails to cure for thirty (30) days after notice of such breach, or (b) in the case of breaches which require more than thirty (30) days to effect a cure, the breaching party fails to commence and continue in good faith efforts to cure such breach, provided that such cure shall be effected no later than sixty (60) days after receipt of such notice of such breach, the non-breaching party may terminate this Agreement by written notice to the other party.

5.3 The termination of this Agreement shall not affect any claim, right or remedy that a party has against a breaching party.

5.4 In the event this Agreement is terminated pursuant to this Section 5 (except in the event of termination by Andrea pursuant to Section 5.2), ADI shall have the right to use and distribute the CODEC chips with Licensed Algorithms it has manufactured (or had manufactured) before the date of such termination to PC customers and/or end users.

6.    Confidential Disclosure. The terms of the Non-Disclosure Agreement between
      -----------------------
ADI and Andrea effective as of June 15, 2001 (the "NDA") shall remain in full force and effect and shall apply to this Agreement.

7.    WARRANTIES.
      ----------

7.1 ADI EXPRESSLY AGREES THAT THE LICENSED ALGORITHMS ARE PROVIDED ON AN "AS IS" BASIS WITHOUT WARRANTIES OF ANY KIND, EXCEPT FOR THOSE

SPECIFICALLY PROVIDED FOR IN SECTION 7.2. FURTHERMORE, ANDREA EXPRESSLY DISCLAIMS ALL WARRANTIES AND CONDITIONS, EITHER EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH REGARD TO THE SOFTWARE. IN NO EVENT WILL EITHER PARTY BE LIABLE TO OR THROUGH ANY PARTY FOR INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE, OR EXEMPLARY DAMAGES OF ANY KIND, INCLUDING LOST PROFITS, LOSS OF BUSINESS OR BUSINESS INFORMATION, BUSINESS INTERRUPTION, OR OTHER ECONOMIC DAMAGE, AND FURTHER INCLUDING INJURY TO PROPERTY, AS A RESULT OF ANY PARTY'S USE OR INABILITY TO USE THE LICENSED ALGORITHMS OR BREACH OF ANY WARRANTY OR OTHER TERM OF THIS CONTRACT, REGARDLESS OF WHETHER ANDREA WAS ADVISED, HAD OTHER REASON TO KNOW, OR IN FACT KNEW OF THE POSSIBILITY THEREOF.

7.2 Andrea has full title and ownership of the Licensed Algorithms and has not assigned, transferred, pledged or otherwise encumbered the Licensed Algorithms or intellectual property rights with respect thereto or agreed to do so, including in the performance of its obligations under this Agreement. The Licensed Algorithms do not infringe or misappropriate any patent, trade secret, copyright, mask work or other proprietary right of any third party, and Andrea is not aware of any invention, product or prior act that would prevent or interfere with the filing of an application for, or the issuance of, any patent for the Licensed Algorithms or that would affect the validity or enforceability of any patent that may issue showing Andrea as the inventor and covering any one or more aspects of the Licensed Algorithms.

7.3 Andrea shall indemnify and hold ADI harmless from and against any and all claims, liabilities, losses, damages, costs and expenses incurred by ADI as a result of any breach of any of the representations or warranties contained in
Section 7.2 above.

8.    General Provisions.
      ------------------

8.1   Independent Contractor. ADI and Andrea shall each act as independent
      ----------------------
contractors. ADI and Andrea shall each conduct all of its business in its own name and as it deems fit, provided it is not in derogation of the other's interests. Neither party shall engage in any conduct inconsistent with its status as an independent contractor, have authority to bind the other with respect to any agreement or other commitment with any third party, nor enter into any commitment on behalf of the other.

8.2   Severability. All provisions of this Agreement are intended to be
      ------------
interpreted and construed in a manner to make such provisions valid and enforceable. The invalidity or non-enforceability of any phrase or provision hereof will in no way affect the validity or enforceability of any other portion of this Agreement, which invalid or non-enforceable phrase or provision will be deemed modified, restricted, and/or limited only to the extent necessary to make such phrase or provision valid and enforceable.

8.3   Notice. Written notice required by this Agreement shall be sent certified
      ------
mail, return receipt requested, by telecopy (confirmed by mail) or by overnight courier, to each party at their registered address or to such other address as the party may in writing designate from time to time. Such notices shall be deemed effective on the date of receipt. Notice shall be sent to the address set forth in the first paragraph of this Agreement.

8.4   Force Majeure. Whenever performance by Andrea or ADI of any of their
      -------------
respective obligations hereunder, other than the obligation to make payment of money due, is substantially prevented by reason of any act of God, strike, lock-out, or other industrial or transportational disturbance, fire, lack of materials, law, regulation or ordinance, war or war conditions, or by reason of any other matter beyond such party's reasonable control, then such performance shall be excused and this Agreement shall be deemed suspended during the continuation of such prevention and for a reasonable time thereafter.

8.5   Waiver. The waiver by any party hereto of a breach of any provision of
      -------
this Agreement shall not operate or be construed as a waiver of any subsequent breach.

8.6   Assignment. This Agreement may neither be assigned by either party, nor
      ----------
may the rights and obligations contained herein be transferred by either party in any way, either wholly or partially, whether by operation of law or otherwise, without the prior written consent of the other. Subject to the provisions hereof, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their legal successors and assigns.

8.7   Entire Agreement; Modifications; Authority.
      ------------------------------------------

(a) This Agreement constitutes the entire agreement between the Parties hereto and supersedes all prior agreements and understandings, oral and written, between the Parties relating to the subject matter hereof, and no change, addition to or waiver of any of the terms of this Agreement shall be binding as to the Parties hereto unless approved in writing by the Parties hereto or their authorized representations.

(b) Each of the Parties warrants and represents that it is authorized to enter into this Agreement and that the terms of this Agreement and the performance thereof are not in violation of the terms and conditions of any other contract, instrument, order or decree to which it is party or by which it is bound.

8.8   Governing Law; Dispute Resolution. Any and all disputes, controversies or
      ---------------------------------
claims arising from the terms, conditions or provisions of this Agreement shall be resolved by reference to and in accordance with the laws of the State of New York as applied to contracts made and performed entirely within the State of New York. The prevailing party in a claim or controversy arising out of or in relation to this Agreement shall be entitled to recover all reasonable attorney's fees, costs of arbitration, and court costs from the losing party.

8.9   Further Assurances. The Parties shall execute any and all additional
      ------------------
documents and instruments and shall take any and all other actions necessary or desirable to carry out the intent and purposes of this Agreement.

8.10  Counterparts. This Agreement may be executed in one or more counterparts,
      ------------
each of which shall be deemed an original, but all of which together shall constitute a single instrument. The Parties expressly authorize the use of facsimile counterparts, as a valid method of execution; however, the Parties agree to cooperate in good faith to provide each other with a fully executed original of this Agreement within five (5) business days of any facsimile counterpart execution.

8.11  Survival. The terms of Sections 1.4, 1.5, 4, 5.4, 6, 7, 8.1, 8.3, 8.5, 8.6
      --------
and 8.8 shall survive expiration or termination of this Agreement, whether pursuant to Section 5 or otherwise.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement the day and year first written above.

ANDREA ELECTRONICS CORPORATION                   ANALOG DEVICES, INC.


By:/s/ Christopher P. Sauvigne                   By: /s/ John Croteau
   ------------------------------------------       ----------------------------
Name: Christopher P. Sauvigne                    Name:   John Croteau
                                                      --------------------------

Title: President and Chief Executive Officer     Title:  Product Line Director
                                                       -------------------------